EXHIBIT 21
Active Subsidiaries of Registrant
Name	State of Organization

Curt Manufacturing, Ltd	British Columbia, Canada
Zieman Manufacturing Company	California
Curt Acquisition Holdings, Inc.	Delaware
Curt Manufacturing, LLC	Delaware
Lippert Components, Inc.	Delaware
Lippert Components International Sales, Inc.	Delaware
Lippert Components Manufacturing, Inc.	Delaware
LCI Transit Corp.	Delaware
Taylor Made Group, LLC	Delaware
Taylor Made Credit, LLC	Delaware
The Hitch Store, LLC	Delaware
LCI Germany GmbH	Germany
LCI Idaho Realty, LLC	Idaho
LCI Idaho Realty II, LLC	Idaho
Lippert Components India Private Limited	India
LCI Service Corp.	Indiana
KM Realty, LLC	Indiana
KM Realty II, LLC	Indiana
LCM Realty, LLC	Indiana
LCM Realty II, LLC	Indiana
LCM Realty III, LLC	Indiana
LCM Realty IV, LLC	Indiana
LCM Realty VI, LLC	Indiana
LCM Realty VII, LLC	Indiana
LCM Realty VIII, LLC	Indiana
LCM Realty IX, LLC	Indiana
LCM Realty X, LLC	Indiana
LCM Realty XI, LLC	Indiana
Veada Industries, Inc.	Indiana
Taylor Made Glass & Systems Limited	Ireland
Ciesse S.p.A.	Italy
Femto Engineering S.r.l.	Italy
Ke-Star S.r.l.	Italy
Lavet S.r.l.	Italy
LCI Italy S.r.l.	Italy
Innovative Design Solutions, Inc.	Michigan
LCM Realty V, LLC	Michigan
Delta Glass B.V.	Netherlands
doubleCOOL B.V.	Netherlands
LCI Holding B.V.	Netherlands

EXHIBIT 21
Active Subsidiaries of Registrant
Name	State of Organization

LCI Industries B.V.	Netherlands
Polyplastic B.V.	Netherlands
Polyplastic Group B.V.	Netherlands
Polyplastic Property B.V.	Netherlands
LCI Canada Group, Inc.	Quebec, Canada
LCI Industries Pte. Ltd.	Singapore
Kinro Texas, Inc.	Texas
Ciesse Med Suarl	Tunisia
LCI Industries UK, Ltd.	United Kingdom
Lewmar Europe Ltd.	United Kingdom
Lewmar Group Ltd.	United Kingdom
Lewmar Ltd.	United Kingdom
Lewmar Marine Ltd.	United Kingdom
Lewmar Marine Trustees	United Kingdom
Taylor Made Holdings UK Limited	United Kingdom
Trend Marine Products Limited	United Kingdom
Haulgauge, Inc.	Utah